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                            DESIGN-BUILD AGREEMENT
              AND GENERAL CONDITIONS BETWEEN OWNER AND CONTRACTOR
               (WHERE THE BASIS OF COMPENSATION FOR DESIGN AND
               ENGINEERING IS FIXED RATE NOT TO EXCEED A MAXIMUM
                  AND COMPENSATION FOR THE WORK IS COST-PLUS,
                        NOT TO EXCEED A MAXIMUM AMOUNT)

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OWNER: KFX FUEL PARTNERS II, L.P.

CONTRACTOR: YANKE ENERGY, INC.


DATE: DECEMBER 30, 1996

                               TABLE OF CONTENTS

                                    ARTICLES


ARTICLE 1..................................................................
     The Construction, Approved Contractors, Extent of Agreement and Definitions

ARTICLE 2..................................................................
     Contractor's Responsibilities

ARTICLE 3..................................................................
     Owner's Responsibilities

ARTICLE 4..................................................................
     Subcontracts

ARTICLE 5..................................................................
     Contract Time Schedule

ARTICLE 6..................................................................
     Fees for Development and Detailed Engineering
     Cost-plus Percentage Basis Price for Construction

ARTICLE 7..................................................................
     Changes in the Project

ARTICLE 8..................................................................
     Payments to the Contractor

ARTICLE 9..................................................................
     Indemnity, Insurance, Performance Bond

ARTICLE 10..................................................................
     Termination of the Agreement and Owner's
     Right to Perform Contractor's Obligations

ARTICLE 11..................................................................
     Assignment and Governing Law

ARTICLE 12..................................................................
     Proprietary Information; Inventions and Licenses

ARTICLE 13..................................................................
     Arbitration

ARTICLE 14..................................................................
     Definitions

ARTICLE 15..................................................................


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          Miscellaneous


EXHIBITS

A.        Work Scope
B.        Project Schedule (Date: 11/05/96)
C.        Design and Engineering Fee Schedule
D.        Estimated Drawdown Schedule
E.        Permits, Licenses and Government Approvals
F.        Form of Progress Report
G.        Form of Lien Waivers
H.        Schedule of Approved Contractors/Subcontractors
I.        Insurance Requirements
J.        Requirements for Drawings, Specifications, and Operation and
           Maintenance Manuals
K.        Performance Guarantees and Performance Tests
L.        Warranty Procedures

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

          AGREEMENT made as of this 30th day of December, 1996 by and between KFX Fuel Partners II, L.P., a Delaware limited partnership with its principal offices at 1999 Broadway, Suite 3200, Denver, Colorado 80202 (hereinafter "Owner"), and Yanke Energy, Inc., an Idaho corporation with its principal offices at 4414 S. Gekeler Lane, Boise, Idaho 83705 (hereinafter "Contractor") for the design, procurement, construction and start-up, pursuant to the Work Scope (attached hereto and incorporated by reference as Exhibit A) of the following described Project: a Series "C" K-Fuel Plant to produce 640,000 (nominal) tons per year, at the Site in Section 32, Township 51 North, Range 71 West, 6th P. M., Campbell County, Wyoming (as more specifically located on Drawing No. 1001-2, "Proposed Site Plan", KFX Fuel Partners II, L.P. (Yanke Energy, Inc. 10/25/96)).

                                    RECITALS
                                    --------
          A. Owner desires to engage Contractor to design, procure, construct, start-up and test on a design-build basis, the Project on the Site.

          B. (i) Owner will provide to Contractor, and Contractor will review the conceptual drawings, designs and specifications and all other documents relating to the design, procurement, construction, start-up and testing of the nearly-completed Series "C" K-Fuel facility (hereinafter "Existing Facility") constructed pursuant to that certain Turnkey Design and Construction Agreement entered into as of August 21, 1995 between KFX Fuel Partners, L.P. and Walsh Construction Company, a division of Guy F. Atkinson Company. (ii) Contractor has been provided and reviewed all other documents relating to the Project which Contractor and Owner have deemed necessary in connection with this Agreement.
(iii) Contractor has inspected the real property on which the Project is to be constructed, and performed or reviewed such other investigations, studies and analyses which Contractor has determined to be necessary or prudent in connection with entering into this Agreement.

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          C.   Owner and Contractor desire to develop and incorporate into the
Project design improvements and efficiencies resulting from the testing and operation of the Existing Facility and concepts identified in the CRA Parametric test program.

          D. Contractor desires to design, procure, construct, start-up and test, on a design-build basis, the Project for Owner.

          NOW, THEREFORE, in consideration of the sums to be paid to Contractor by Owner and of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, here agree as follows:

                                   ARTICLE 1

         THE CONSTRUCTION, APPROVED CONTRACTORS AND EXTENT OF AGREEMENT

1.1 The Contractor, and such persons on the Schedule of Approved Contractors, attached hereto and incorporated by reference as Exhibit H, that Contractor may subcontract with from time to time constitutes the "Construction Team" which shall work from the beginning of design through construction completion.

1.2 This Agreement represents the entire agreement between the Owner and the Contractor and supersedes all prior negotiations, representations or agreements. When the Drawings and Specifications are complete, they shall be identified by amendment to Exhibit A to this Agreement. This Agreement shall not be superseded by any provisions of the documents for construction and may be amended only by written instrument signed by both Owner and Contractor.

1.3 The Project is the total construction to be designed and constructed of which the work is a part. The Work comprises the completed construction required by the Drawings and Specifications. The term day shall mean calendar day unless otherwise specifically designated.

1.4 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

1.4.1     Agreement:  The term "Agreement" has the meaning set forth in the
          ----------
preamble.

1.4.2     Approved Subcontractor:  Any Subcontractor listed on Schedule H or
          -----------------------
otherwise approved by Owner in writing.

1.4.3     Business Day:  Any Day on which commercial banks are not authorized or
          -------------
required to close in the State of Wyoming or the State of Idaho.

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1.4.4     Contractor:  The term "Contractor" has the meaning set forth in the
          -----------
preamble.

1.4.5     Day:  A "Day" or "day" is a calendar day.
          ----

1.4.6     Dollar or "$":  United States dollars.
          --------------

1.4.7     Drawings and Specifications:  Drawings and Specifications either (i)
          ----------------------------
prepared by the Contractor or its Subcontractors with respect to the work as submitted to Owner under this Agreement, or (ii) included as part of Exhibit A.

1.4.8     Equipment:  All materials, supplies, apparatus, machinery, parts,
          ----------
special maintenance tools, components, appliances and appurtenances thereto (a) required for prudent construction, Start-up and testing of and operation of the Facility in accordance with this agreement, or (b) to the extent they are described in or required by the Work or the Drawings and Specifications.

1.4.9    Existing Facility:  The Series "C" K-Fuel facility constructed
         ------------------
pursuant to that certain Turnkey Design and Construction Agreement entered into as of August 21, 1995 between KFX Fuel Partners, L.P. and Walsh Construction Company, a division of Guy F. Atkinson Company.

1.4.10   Facility:  The complete 640,000 ton per year (design capacity)
         ---------
subbituminous coal benefication plant which is expected to have an annual throughput capacity of 750,000 tons and is to be designed, procured, constructed, tested and started-up under this Agreement, together with all supporting improvements and interconnections, as more fully described in Exhibit A.

1.4.11    Good Engineering Practices:  Those practices, methods, equipment,
          ---------------------------
specifications and standards of safety and performance utilizing good, safe and prudent engineering practices in connection with the design, construction, operation, maintenance, repair and use in similar facilities.

1.4.12    Government Approval: Any authorization, consent, approval, license,
          ---------------------
lease, ruling, permit, tariff, rate, certification, exemption, filing, variance, order, judgment, decree, publication, notices to, declarations of or with or registration by or with any Government Authority relating to the acquisition, ownership, construction, operation or maintenance of the Facility or to the execution, delivery or performance of this Agreement.

1.4.13    Government Authority:  Any Federal, national, state, municipal, local,
          ---------------------
territorial, or other governmental department, commission, board, bureau, agency regulatory authority, instrumentality, judicial or administrative body, domestic or foreign.

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1.4.14    Law: The term "Law" shall mean (a) any statute, law, rule, regulation,
          ---
code, ordinance, judgment, decree, writ, order, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Government Authority, whether now or hereafter in effect or (b) any requirements or conditions on or with respect to the issuance, maintenance or renewal of any Government Approval or applications therefore whether now or hereafter in effect.

1.4.15    Lender: Any bank, financial institution or other institutional
          -------
investor providing financing under a Loan Agreement and any trustee or agent acting on any such Person's behalf.

1.4.16   Loan Agreement: Any credit agreement, note purchase agreement, bond
         ---------------
indenture, lease agreement, equity contribution agreement, or other document or documents pursuant to which Owner obtains financing for the acquisition, development, construction, construction loan retirement, modification, repair, or operation of the Facility or any refinancing of any thereof.

1.4.17    Owner:  The term "Owner" has the meaning set forth in the preamble.
          ------

1.4.18    Permits, Licenses and Government Approvals:  Any authorization,
          -------------------------------------------
consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing, variance, order, judgment, decree, publication, notices to, declarations of or with or registration by or with any Government Authority relating to the acquisition, ownership, construction, operation or maintenance of the Facility or to the execution, delivery or performance of this Agreement.

1.4.19    Progress Report: The report submitted by Contractor to Owner in
          ----------------
accordance with Article 8.

1.4.20    Project Schedule: The Project Schedule attached hereto as Exhibit B.
          ----------------

1.4.21    Site:  The term "Site" shall mean the site in Section 32, Township 51
          -----
North, Range 71 West, 6th P. M., Campbell County, Wyoming, as more specifically located on Drawing No. 1001-2, "Proposed Site Plan", KFX Fuel Partners II, L.P. (Yanke Energy, Inc. 10/25/96).

1.4.22    Subcontract: A subcontract entered into between Contractor and any
          ------------
Subcontractor.

1.4.23    Subcontractor: Any person other than Contractor performing any portion
          --------------
of the Work, whether hired directly by Contractor or by a person hired by Contractor and including every

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tier of subcontractor, sub-subcontractors and so forth, and any person providing or supplying all or a portion of the Equipment required by any person performing any portion of the Work to perform the Work, whether or not incorporated into the Facility, including, without limitation, any materialman or vendor.

1.4.24    Work: All acts or action required for the design, procurement,
          -----
engineering and construction of the Facility to final completion and for the performance of Contractor's warranty obligations, including, but not limited to,
(i) engineering and construction of the Facility in conformance with applicable Laws and Government Approvals, (ii) obtaining or assisting owner in acquiring all Permits, Licenses and Government Approvals for the Facility in accordance with Exhibit E, (iii) procurement and handling of materials, start-up and testing of the Facility, (iv) supply and installation of the Equipment, (v) performance of the purchase order work, (vi) construction management, and (vii) all other acts as may be necessary to provide Owner with a fully operational Facility, but excluding the items set forth in Phase 1 and 2 under Section 2.1.1.


                                   ARTICLE 2

                         CONTRACTOR'S RESPONSIBILITIES

2.1       CONTRACTOR'S SERVICES

2.1.1 The Contractor shall be responsible for furnishing the Design, including the Drawings and Specifications, and construction of the Project. The Contractor and Owner have developed a Project Schedule, attached hereto and incorporated by reference as Exhibit B, and the Owner shall be responsible for prompt decisions and approvals so as to maintain the Project Schedule. Any design, engineering, architectural, other professional service, or construction service required to be performed under this Agreement shall be performed by duly licensed personnel or entities.

2.1.2 Contractor's services hereunder shall consist of three phases. PHASE 1-Development Engineering: The Contractor shall prepare Design Development documents to fix the cost, size and character of the Project as to structural, mechanical and electrical systems, materials and other appropriate essential items in the Project. These Development Documents are the basis for the design and construction of the Project. PHASE 2-Detailed Engineering: From approved Design Development Documents, the Contractor shall prepare working Drawings and Specifications setting forth in detail the requirements and cost for the construction of the Project, and based upon codes, laws or regulations in effect at the time of their preparation. PHASE 3-Construction: The Contractor shall engineer, procure and construct the Project pursuant to approved Drawings and Specifications.

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Contractor shall proceed with each phase only upon receipt from Owner of a written notice to proceed.

2.1.3 The Contractor and the Owner will work closely together to monitor the design in accordance with prior approvals so as to ensure that the Project can be constructed within the Guaranteed Maximum as defined in Article 6. As these working Drawings and Specifications are being completed, the Contractor will keep the Owner advised of the effects of any Owner requested changes on the Project Schedule and/or the Guaranteed Maximum. Construction of the Project shall be in accordance with these Drawings and Specifications as approved by the Owner. The Drawings and Specifications are the property of the Owner and are not to be used by the Contractor on this or other projects without the written consent of the Owner.

2.1.4 After the completion of each of Phase 1 and 2 as set forth in Article 2.1.2, if the Project is no longer feasible from the standpoint of the Owner, the Owner may terminate this Agreement and pay the Contractor pursuant to
Article 6 through the date of termination. The Project is no longer feasible only if, in the exercise of Owner's prudent business judgment, Owner determines that: (i) the Permits, Licenses and Governmental Approvals, attached hereto and incorporated by reference as Exhibit E, necessary to construct the Project will not be timely granted so as to achieve Start-up by April 1, 1998 and/or Commercial Operation by June 1, 1998; or (ii) adequate commitments for equity and/or debt financing have not been received by April 1, 1997. Owner shall immediately notify Contractor of termination pursuant to this Article 2.1.4. Contractor shall not commence work on the next succeeding phase except upon receipt of a Notice to Proceed from Owner.

2.1.5 The Contractor and the Owner will assist the other in securing authorizations necessary for the construction of the Project. Exhibit E is a preliminary list, and Owner and Contractor will diligently identify and apply for all applicable permits, licenses and government approvals. Permits, Licenses and Government Approvals, Exhibit E, identifies the party responsible for timely acquiring the same in the column labeled "Responsible Party":
Contractor is identified as "Yanke" and Owner is identified as "KFP."

2.2       RESPONSIBILITIES WITH RESPECT TO CONSTRUCTION

2.2.1 The Contractor will provide all construction supervision, inspection, labor, materials, tools, construction equipment and subcontracted items necessary for the execution and completion of the Project.

2.2.2 The Contractor will pay all sales, use, gross receipts and similar taxes related to the Work provided by the Contractor

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

which have been legally enacted at the time of execution of this Agreement and for which the Contractor is liable.

2.2.3 The Project Schedule, attached hereto and incorporated by reference as Exhibit B, indicates the dates for the starting and completion of the various stages of the design and construction. With the Owner's consent, it shall be revised as required by the conditions of the Work and those conditions and events which are beyond the Contractor's control; provided, however, that in no event may the dates for Start-up or Commercial Operation be moved to a later date.

2.2.4 The Contractor shall at all times keep the premises free from the accumulation of waste materials or rubbish caused by his operations. At the completion of the Work, he shall remove all of his waste material and rubbish from and around the Project as well as all his tools, construction equipment, machinery and surplus materials.

2.2.5 The Contractor will give all notices and comply with all laws and ordinances legally enacted at the date of execution of the Agreement, which govern the proper execution of the Work.

2.2.6 The Contractor shall take necessary precautions for the safety of his employees and the employees of all of Contractor's employees on the Work, and shall comply with all applicable provisions of federal, state and municipal safety laws to prevent accidents or injury to persons on, about or adjacent to the Project site. He shall erect and properly maintain, at all times, as required by the conditions and progress of Work, necessary safeguards for the protection of workmen and the public. It is understood and agreed, however, that the Contractor shall have no responsibility for the elimination or abatement of safety hazards created or otherwise resulting from Work at the job site carried on by other persons or firms directly employed by the Owner as separate contractors, and the Owner agrees to cause any such separate contractors to abide by and fully adhere to all applicable provisions of federal, state and municipal safety laws and regulations and to comply with all reasonable requests and directions of the Contractor for the elimination or abatement of any such safety hazards at the job site.

2.2.7 The Contractor shall keep such full and detailed accounts as may be necessary for proper financial management under this Agreement. The system shall be satisfactory to the Owner, who shall be afforded access to all the Contractor's records, books, correspondence, instructions, drawings, receipts, vouchers, memoranda and similar data relating to this Agreement. The Contractor shall preserve all such records for a period of three years after the final payment or longer where required by law.

2.3.      ROYALTIES AND PATENTS

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

2.3.1 The Contractor shall pay all royalties and license fees for materials, methods and systems incorporated in the work. He shall defend all suits or claims for infringement of any patent rights and shall save the Owner harmless from loss on account thereof except when a particular design, process or product is specified by the Owner. In such case the Contractor shall be responsible for such loss only if he has reason to believe that the design, process or product so specified is an infringement of a patent, and fails to give such information promptly to the Owner. Provided, however, that the Owner, at its cost, shall acquire the right to use the Koppleman Series "C" K-Fuel technology for the Project.

2.4       WARRANTIES AND COMPLETION

2.4.1 The Contractor warrants to the Owner that all materials and equipment furnished under this Agreement will be new, unless otherwise specified and agreed to by Owner and Contractor, and that all Work will be of good quality, free from improper workmanship and defective materials and in conformance with the Drawings and Specifications. The Contractor agrees to correct all Work performed by him under this Agreement which proves to be defective in material and workmanship within a period of one year from the Date of Substantial Completion as defined in Paragraph 5.2, or for such longer periods of times as may be set forth with respect to specific warranties contained in the Specifications. This warranty is expressly in lieu of all other rights and remedies at law or in equity.

2.4.2 The Contractor will secure required certificates of inspection, testing or approval and deliver them to the Owner.

2.4.3 The Contractor will collect all written warranties and equipment manuals and deliver them to the Owner.

2.4.4 The Contractor, with the assistance of the Owner's maintenance personnel, will direct the checkout of utilities and operations of systems and equipment for readiness, and will assist in their initial start-up and testing.

2.4.5 The Contractor shall provide the insurance for the Project as provided in Paragraph 9.4

2.4.6 Except for the performance bond as provided for in article 9.3.1, the Contractor shall bear the costs of any bonds that may be required.

2.4.7 Services related to investigation, appraisals or evaluations of existing conditions, facilities or equipment, or verification of the accuracy of existing drawings or other Owner-furnished information.


2.5       ADDITIONAL SERVICES

2.5.1 The Contractor will provide the following additional services upon the request of the Owner. A written agreement between the Owner and Contractor shall define the extent of such additional services and the amount and manner in which the Contractor will be compensated for such additional services.

2.5.2 Obtaining and training maintenance personnel or negotiating maintenance service contracts.

                                   ARTICLE 3

                            OWNER'S RESPONSIBILITIES

3.1 The Owner shall provide full information regarding his requirements for the Project.

3.2 The Owner shall designate a representative who shall be fully acquainted with the Project, and has authority to approve changes in the scope of the Project, render decisions promptly and furnish information expeditiously and in time to meet the dates set forth in Subparagraph 2.2.3.

3.3 The Owner shall furnish for the site of the Project all necessary surveys describing the physical characteristics, soils reports and subsurface investigations, legal limitations, utility locations, and a legal description.

3.4 The Owner shall secure and pay for all necessary approvals, easements, assessments and charges required for the construction, use, or occupancy of permanent structures or for permanent changes in existing facilities.

3.5 The Owner shall furnish such legal services as may be necessary for providing the items set forth in Paragraph 3.4, and such auditing services as he may require.

3.6 If the Owner becomes aware of any fault or defect in the Project or non-conformance with the Drawings or Specifications, he shall give prompt written notice thereof to the Contractor.

3.7 The services and information required by the above paragraphs shall be furnished with reasonable promptness at the Owner's expense and the Contractor shall be entitled to rely upon the accuracy and the completeness thereof.

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

3.8 The Owner shall have no contractual obligation to the Contractor's Subcontractors and shall communicate with such Subcontractors only through the Contractor.

                                   ARTICLE 4

                                  SUBCONTRACTS

4.1 All portions of the Project that the Contractor does not perform with his own forces shall be performed under subcontracts. Contractor shall not subcontract any design or engineering portion of the Project without the express, prior written approval of the Owner.

4.2 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform any Work in connection with the Project; except it is understood and agreed that the Owner is an intended third party beneficiary of all contracts with design professionals, construction and other subcontractors, purchase orders, and other agreements between the Contractor and third parties. The Contractor shall incorporate the obligations of this Agreement with the Owner in its respective contracts with design professionals, construction and other subcontractors, supply agreements, purchase orders and other agreements. The term Subcontractor does not include any separate contractor employed by the Owner.

4.3 No contractual relationship shall exist between the Owner and any Subcontractor. The Contractor shall be responsible for the management of the Subcontractors in the performance of their Work.

                                   ARTICLE 5

                             CONTRACT TIME SCHEDULE

5.1 The Project to be designed and constructed and the Work to be performed under this Agreement shall be commenced on or about December 30, 1996 and shall be substantially completed no later than April 1, 1998 ("Date of Substantial Completion" or "Start-up"). The Project and Work to be performed under this Agreement shall be completed so as to allow Owner to commence commercial operation of the Project on or before June 1, 1998 ("Final Completion Date").

5.2 The portion of the Project to be performed under Phase 1 of this Agreement is anticipated to commence on December 30, 1996 and be completed on or before February 28, 1997. The portion of the Project to be performed under Phase 2 of this Agreement is anticipated to commence on or about March 1, 1997 and to be completed on or about May 30, 1997. In order to meet the Date of Substantial Completion and the Final Completion Date, the Work to be performed under Phase 3 of this Agreement relating to procurement and site work is anticipated to commence on or about

April 1, 1997, and relating to erection-civil to commence on or about June 1, 1997. For that purpose and with respect to Phase 3, Owner may give Contractor a limited Notice to Proceed with all or part of procurement, site work and erection-civil, provided that Owner's power to terminate this Agreement pursuant to Article 2.1.4 shall continue until completion of Phase 2.

5.2 The Date of Substantial Completion of Phase 3 of the Project is the date when construction is sufficiently complete in accordance with the Drawings and Specifications so the Owner can occupy or utilize the Project for the use for which it is intended. Warranties called for by this agreement or by the Drawings and Specifications shall commence on the Date of Substantial Completion of the Project. This date shall be established by a Certificate of Substantial Completion signed by the Owner and Contractor and shall state their respective responsibilities for security, maintenance, heat, utilities, damage to the Work and insurance. This Certificate shall also list the items to be completed or corrected and fix the time for their completion and correction.

                                   ARTICLE 6

                 FEES FOR DEVELOPMENT AND DETAILED ENGINEERING
               COST-PLUS PERCENTAGE BASIS PRICE FOR CONSTRUCTION

6.1 Owner shall pay to Contractor for the services that Contractor is to perform under Phases 1 and 2 of this Agreement pursuant to the Design and Engineering Fee Schedule, attached hereto and incorporated by reference as Exhibit C. Such payments shall be due and payable on the request of Contractor, as evidenced by statements of Contractor, submitted pursuant to and subject to the provisions of Article 8 of this Agreement. Contractor agrees that the total payments to be billed and payable under this Article 6.1 for Phase 1 shall not exceed One Hundred and Fifty Thousand Dollars ($150,000.00), and for Phase 2 shall not exceed Six Hundred Thousand Dollars ($600,000.00).

6.2 Owner shall pay to Contractor for the services that Contractor is to perform under Phase 3 of this Agreement, a fee equal to ten percent (10%) of the total gross cost of the Work that, with such total gross cost, shall be due and payable on the request of Contractor, as evidenced by statements of Contractor, submitted pursuant to and subject to the provisions of Article 8 of this Agreement.

6.3 Contractor guarantees that the total cost of the Project under Articles 6.1 and 6.2 shall not exceed the sum of Sixty Million Dollars ($60,000,000.00) (hereinafter "Guaranteed Maximum"). Should the total cost of the Project exceed the Guaranteed Maximum, all such excess shall be borne by the Contractor.

6.3 Upon the completion of Phase 2, Contractor shall submit in writing to Owner a fixed, lump-sum price to complete the Project. Within ten business days of receipt of the fixed, lump-sum price from Contractor, Owner shall notify Contractor in writing of its acceptance or rejection of the fixed, lump-sum price. If the Owner rejects the fixed, lump-sum price, the Contractor shall complete the Project under the cost-plus subject to a maximum price provisions of this Agreement. If the Owner accepts the fixed, lump-sum price, Contractor and Owner shall adjust such price to reflect the Work completed to the date of acceptance, and Contractor shall complete the Project pursuant to the terms of this Agreement for the fixed, lump-sum price.

6.4 The Guaranteed Maximum will be modified for Changes in the Project pursuant to Article 7.

6.5 For purposes of Article 6.2, the total gross cost of the Work shall consist of the entire actual cost to Contractor of accomplishing the Work and shall include the following:

6.5.1 Salaries and wages of all labor, including services of superintendent, assistant superintendents, field engineers, job supervisors, clerks, security personnel, truck drivers, mechanics, laborers, and all others necessary for the proper conduct of the work and for the time employed on the work, together with any social security and unemployment insurance taxes in connection with such labor.

6.5.2 Disbursements made and obligations incurred for, or in connection with, the furnishing, delivery, and installation of all materials, structural accessories, machinery, equipment, and other items required to be furnished and done under and pursuant to this Agreement; also, for and in connection with the construction equipment and maintenance of temporary office or other work structures for Contractor and Owner, at the Site of the Work and elsewhere as required; for providing storage facilities away from the Site, if required; and for or in connection with all insurance, bonds, fees, royalties, and permits.

6.5.3 Disbursements made and obligations incurred pursuant to subcontracts made and entered into under and pursuant to this Agreement, less all countercharges collected or due from subcontractors.

6.5.4 All loading and unloading, demurrage, express, freight, and delivery charges, including those on construction equipment and tools to and from the Site; cost of assembling, directing, moving, and dismantling construction equipment; cost of fuel, power, power, light, and water used during construction; custom duties on materials, drawings or Contractor's equipment; cost of all telephone, telecopy, and similar charges incurred by Contractor at the Site in connection with the Work; cost of progress photographs and negatives; cost of temporary fences, guardrails, and scaffolds; rental charges of necessary machinery and equipment, whether such machinery and equipment is owned by Contractor or shall be rented from others, for such time as it is in actual use on the Work. The rate of such rentals including freight and delivery costs, and all operating expenses, except labor, shall be approved by Owner before commitments are made and shall in no event be higher than the standard of rates paid in the locality for similar equipment.

6.5.5 Disbursements for materials or supplies furnished from Contractor's stock which shall be charged to the Work at a fair market price as determined by Contractor and approved in advance in writing by Owner.

6.5.6 Such travel and living expenses of Contractor's employees as may be necessary and approved in advance in writing by Owner.

6.6 For purposes of Article 6.2, the term "total gross cost of the Work" shall not include:

6.6.1  Salaries of Contractor's executive officers.

6.6.2 Salaries of any person employed during the execution of the Work in the main or any branch office of Contractor whose time is devoted to the general conduct of Contractor's business, such as supervisors, secretaries, plan clerks, file clerks, checkers, drafter, and other such persons.

6.6.3  Cost of capital employed or money borrowed.

6.6.4 Overhead or general expense of any kind, except any such specifically mentioned elsewhere in this Agreement.

6.6.5 Services and expenses of Contractor's home office estimating, purchasing, and cost and accounting departments.

6.6.5 Costs incurred by Contractor due to any error, fault, or negligence on the part of Contractor, its subcontractors, agents, or employees, or due to their failure to comply in all respects with the provisions of this Agreement and with the Drawings and Specifications.

6.6.6  Materials or supplies furnished from Owner's stock.

6.6.7 Overtime work of Contractor's employees or employees of Contractor's subcontractors unless specifically agreed upon by Owner prior to the performance of the overtime work.

6.7 For purposes of Article 6.2, the following items shall be credited to the "total gross cost of the Work":

6.7.1 Proceeds of sale of all surplus materials, construction equipment, and temporary structures that have been charged to the Work otherwise than by way of rental, and remaining after completion, whether such sale is made to Owner, Contractor or some other party. All such materials shall be sold by Contractor, at prices approved by Owner.

6.7.2 Discounts earned by Contractor through advance or prompt payments, Contractor to obtain all possible trade and time discounts on bills for materials furnished and pay such bills within the discount periods; Contractor to purchase in such quantities as will provide the most advantageous price to Owner.

6.7.3 Reasonable market value, as certified by Owner at the time of removal, of all material, tools, and equipment actually used on the Work and on completion of the Work retained by Contractor.

6.7.4  The full amount of deposits made and charged against the Work.

6.7.5 Rebates, discounts, or commissions allowed to or collected by Contractor from suppliers of materials, together with all other refunds, returns, or credits received for return of materials or any bond premiums, insurance, state of local taxes, or otherwise. Any insurance dividends or other credits to be received after settlement shall be assigned to Owner.

                                   ARTICLE 7

                             CHANGES IN THE PROJECT

7.1 The Owner, without invalidating this Agreement, may order Changes in the Project within the general scope of this Agreement consisting of additions, deletions or other revisions. Owner and Contractor specifically acknowledge that design and operating experience with the Existing Facility are expected and anticipated to result in Changes in the Project. The Guaranteed Maximum shall be adjusted accordingly. All such Changes in the Project shall be authorized by Change Order.

7.1.1 A Change Order is a written order to the Contractor signed by the Owner or his authorized agent and issued after the execution of this Agreement, authorizing a Change in the Project and/or an adjustment in the Guaranteed Maximum or the Project Schedule.

7.1.2 In the event that Owner contemplates making a Change in the Project, Owner shall advise Contractor of same and Owner and Contractor shall then promptly consult (at Owner's expense) concerning the price and impact on the Project Schedule of implementing the proposed change. In the event Owner has notified Contractor of a contemplated change in the Project, Contractor shall use its reasonable efforts to perform the Project in a manner that does not materially alter the scope or cost of or have a potential effect on the schedule resulting from, any contemplated change in the Project during the period of consultation regarding, and preparation of estimates relating to, such contemplated change. Following such consultation, Owner may request and Contractor shall thereupon promptly and as soon as is reasonably practicable prepare (at Owner's expense) a detailed written estimate relating to the contemplated change, including (i) solely with respect to a change requiring a modification to the Project, the price of such change, (ii) the effect such change could be expected to have on the Project Schedule (including, but not limited to, the Substantial Completion Date and Final Completion Date) or any other schedule, and (iii) the potential effect of such change on Contractor's ability to comply with any of its obligations hereunder. Owner shall review this estimate with Contractor for the purpose of determining whether to proceed with such change in the Project and, if so, for the purpose of agreeing on the matters set forth therein, including a mutually acceptable adjustment to the Guaranteed Maximum and/or the Project Schedule, if any, if the proposed change requires a modification of the Project. If the parties reach agreement on the matters listed in the estimate, Owner shall issue a Change Order which reflects the nature of such agreement. Contractor shall promptly adjust (subject to Owner's approval) any affected portion of the Estimated Drawdown Schedule, attached hereto and incorporated by reference as Exhibit D, and any other schedules requiring adjustment to reflect the change agreed upon. In no event shall Contractor undertake or be obliged to undertake a change in the Project until it has received a Change Order signed by Owner.

7.1.3 Except as otherwise set forth herein, no change in the Project or request relating to a contemplated change in the Project pursuant to this Article 7 shall affect the Substantial Completion Date or the Final Completion Date unless specifically agreed to in writing by Owner. In the event Owner and Contractor fail to agree on the impact of a proposed change in the Project on the Substantial Completion Date or Final Completion Date, Owner may nevertheless require Contractor to make such change, subject to Contractor's right to dispute the impact of such change on such deadlines.

7.1.4 Owner shall have the right, upon written notice to Contractor, to require that the Project be accelerated by means of overtime, additional crews or additional shifts or resequencing, of the Project notwithstanding that the Project is progressing without delay in accordance with the established Project Schedule. Contractor agrees to use all reasonable efforts to perform such acceleration, and Contractor shall be entitled to reimbursement of increased cost (premium portion of overtime pay, additional crew, shift or equipment cost and such other items of cost requested by Contractor and approved by Owner in advance of any acceleration (which approval will not be unreasonably withheld). Contractor shall promptly provide a plan for such acceleration, including his recommendations for the most effective and economical acceleration.

7.1.5 If the Owner and the Contractor are unable to mutually agree on the increase or decrease in the Guaranteed Maximum under 7.1.2 resulting from a Change in the Project, the Contractor shall promptly proceed with the Work required by the Change in the Project provided the Contractor receives a written order to proceed signed by the Owner, and the change in the Guaranteed Maximum shall be determined as follows: the change in the Guaranteed Maximum shall then be determined on the basis of the reasonable costs of such Work and savings of those performing the Work attributed to the Changes in the Project including the percentage fee due Contractor. The amount of decrease in the Guaranteed Maximum to be allowed by Contractor to the Owner for any deletion or Change in the Project which results in a net decrease in cost will be the amount of the actual net decrease only. When both increases and decreases in costs of the Work are involved in any one Change in the Project, the increase in the percentage fee due Contractor shall be figured on the basis of the net increase in costs, if any. Under this Article 7, the Contractor shall keep and present, in such form as the Owner may prescribe, an itemized accounting together with appropriate supporting data of the effect on the Guaranteed Maximum. The increase or decrease in the Guaranteed Maximum under this Article 7 shall be authorized by Change Order signed by the Owner or its authorized agent.

7.1.6 Should concealed conditions encountered in the performance of the Work below the surface of the ground or should concealed or unknown conditions in an existing structure be at variance with the conditions indicated by the Drawings, Specifications, or Owner-furnished information or should unknown physical conditions below the surface of the ground or should concealed or unknown conditions in an existing structure of an unusual nature, differing materially from those ordinarily encountered and generally recognized as inherent in work of the character provided for in this Agreement, be encountered, the Guaranteed Maximum shall be equitably adjusted by Change Order upon claim by either party made within a reasonable time after the first observance of the conditions.

7.2       MINOR CHANGES IN THE PROJECT

7.2.1 The Owner will have authority to order minor changes in the Project not involving an adjustment in the Guaranteed Maximum or an extension of the Project Schedule and not inconsistent with the intent of the Drawings and Specifications. Such changes may be effected by written order and shall be binding on the Owner and the Contractor.

7.3       EMERGENCIES

7.3.1 In any emergency affecting the safety of persons or property, the Contractor shall act, at its discretion to prevent threatened damage, injury or loss. Any increase in the Guaranteed Maximum claimed by the Contractor on account of emergency work shall be determined as provided in this Article.

                                   ARTICLE 8

                           PAYMENTS TO THE CONTRACTOR

8.1 Payments shall be made by the Owner to the Contractor according to the following procedure:

8.1.1 On or before the tenth (10th) day of each month, Contractor shall submit to Owner for its approval a Request for Payment. Each Request for Payment shall set forth (a) Work performed, (b) equipment purchased by the Contractor and delivered to the Site, or stored during the previous month, (c) progress payments to equipment vendors for off-site engineering and fabrication; and (d) the percentage fee due Contractor. Each such application shall be for an amount equal to the total cost of the Work performed and equipment delivered to the Site as of the date of such Request for Payment (or, in the case of such portion of the Request for Payment related to progress payments to subcontractors, an estimate of the total cost of the Work per formed and equipment delivered relating to such progress payments), less all previous payments, and shall include such supportive documentation as Owner may reasonably require. Each Request for Payment shall be accompanied by partial lien waivers of the Contractor, and for each subcontractor attributable to the Work covered by the previous payment.

8.1.2  No progress payment, nor any partial or entire use of the Work by Owner,
shall constitute an acceptance of any Work.    Title to all equipment and
materials shall pass to Owner upon the date payment is made to Contractor without regard to any retainage withheld by Owner; Contractor, however, shall retain care, custody and control of the same and exercise due care with respect thereto until the earlier of the Substantial Completion Date or the termination of this Agreement. Said transfer of title shall in no way affect Owner's rights as set forth in other provisions of this Agreement.

8.1.3 In each Request for Payment, Contractor shall certify that such Request for Payment represents the amount to which Contractor is entitled pursuant to the terms of this Agreement and shall also certify as follows: There are no known, or, to Contractor's knowledge, pending or threatened mechanics, or materialmen's liens or other such claims or encumbrances outstanding at the date of this Request for Payment (except as described below), all due and payable bills with respect to the Work have been paid to date or are included in the amount requested in the current application, and, except for such bills not paid but so included, there is no known basis for the filing of any mechanics, or materialmen's liens on the Project or the Work (except as described below) and releases from all subcontractors have been obtained in such form as to constitute an effective release of lien (corresponding to payments received by them) under the laws of the State of Wyoming.

8.1.4 Contractor shall furnish with each Request for Payment a waiver and release of liens and security interest to the extent of the payment received by Contractor in respect of the immediately preceding Request for Payment in the form of Exhibit G hereto for itself and, beginning with the second Request for Payment, for each of its subcontractors together with any other such forms or documents as required by Owner or Owner's title insurer in order to assure an effective release of mechanics' or materialmen's liens and all other claims or encumbrances, legal or equitable for such previous payments, or for any Work performed under this Agreement, in compliance with the laws of the State of Wyoming.

8.1.5 Contractor shall submit as part of each Request for Payment a monthly progress report (a "Progress Report") in the form set forth in Exhibit F.

8.1.6 Owner shall review each such Request for Payment and may make such exceptions as it deems necessary or appropriate under the circumstances. Owner shall not be required to make payment in respect of any portion of the Request for Payment which Owner reasonably believes has not been properly submitted in accordance with this Agreement. In no event shall Owner be required to make payment for items reasonably disallowed by Owner pursuant to the terms of this Agreement. Twenty-five (25) Days after receipt of a Request for Payment and supporting documentation in the manner and detail and at the time herein required, either Owner shall make payment to Contractor of undisputed amounts, subject to Section 8.1.10 hereof, or Owner shall notify Contractor that it disputes all or a portion of such Request for Payment. Owner shall have a right of set off against any undisputed amounts payable to Contractor. The payment of any Request for Payment by owner, including the Final Request for Payment (as hereinafter defined), does not constitute approval or acceptance of any item of cost in such Request for Payment. If Owner improperly withholds any amount, payment of such amount shall be made by Owner no later than ten (10) days after determination that such amount was improperly withheld, together with interest on such amount at the "prime rate" as described in the Wall Street Journal from the date such payment should have been made.

8.1.7 Each payment made pursuant to this Article 8 shall be paid directly to Contractor. Such payment shall be wire-transferred to the following account for the Contractor:

                                   U.S. Bank
                                ABA # 123103729

                               Yanke Energy, Inc.
                             Account No. 5707802343

or such other account as may be designated in writing by Contractor.

8.1.8 Contractor agrees that seven and one-half percent (72%) of the Cost of the Work shall be retained (the "Retainage") by owner retaining from the last payment(s) an amount sufficient to equal seven and one-half percent (72%) of the Cost of the Work payable to Contractor. The Retainage will be held by Owner until final payment ("Final Payment") is due from Owner to Contractor.

8.1.9 Within 25 days after the Final Completion Date and receipt by Owner of a final Progress Report and a final request for payment ("Final Request for Payment") which shall set forth all amounts due and remaining unpaid to Contractor, and approval thereof by Owner, Owner shall pay to Contractor the amount due under such Final Request for Payment. Final Payment shall include release of the remaining Retainage. The Final Request for Payment shall not be made until Contractor delivers to Owner a complete release of all liens arising out of this Agreement and an affidavit that so far as Contractor has knowledge or information the release includes and covers all portions of the Work for which a lien could be filed, but Contractor may instead furnish a bond satisfactory to owner to indemnify owner against any lien.

8.1.10 Any provision hereof to the contrary notwithstanding, upon the occurrence and continuance of any of the following events, Owner, upon notice to Contractor, may withhold or retain such portion (including all) of any payment due to Contractor under this Agreement as reasonably necessary to insure the performance of the work or to protect fully Owner's rights hereunder:

         8.1.10.1 A default by Contractor has occurred and the grace period applicable thereto, if any, shall have expired;

         8.1.10.2 Contractor has failed to make prompt payments to its subcontractors for material or labor used in the Work for which Owner has made payment to Contractor and such failure is not the subject of a bona fide dispute;

         8.1.10.3 Any lien shall be filed against the Project, the Work or any portion thereof or any equipment or any materials encompassed therein for which the Contractor is responsible and such lien shall remain undischarged (and Contractor shall not have provided a bond); or

         8.1.10.4 Owner in good faith determines that Contractor cannot with prompt and reasonable acceleration of the Work meet the Substantial Completion Date.

8.1.11 Acceptance by Contractor of the Final Payment shall constitute a release of Owner, its successors and assigns and every officer and agent thereof from all liens (whether statutory or otherwise and including mechanics, or suppliers, liens), claims and liability hereunder with respect to the Project or any Work performed or furnished in connection with this Agreement, or for any act or omission of Owner or of any person relating to or affecting this Agreement, except for any claims which are (i) the subject of an action filed by Contractor or (ii) the subject of a written request for resolution delivered by Contractor prior to the Final Payment containing reasonable details regarding such dispute. No payment by Owner shall be deemed a waiver by Owner of any obligation of Contractor under this Agreement.

8.1.12 Contractor shall use the sums paid to it pursuant to this Article 8 solely for the purpose of the Project and performing the Work. No provision hereof shall be construed, however, to require or permit Owner to see to the proper disposition or application of the monies so paid to Contractor.

8.1.13 It is understood and agreed by Contractor and Owner that any Request for Payment which is nonconforming, incomplete or inaccurate or which lacks the detail, specificity or supporting documentation required by this shall not, to the extent of such deficiency, constitute a valid and proper Request for Payment, and Owner shall not have any obligation to make payment of amounts in respect of which such Request for Payment was deficient until Contractor shall have resubmitted said Request for Payment, to the extent of such deficiency, in proper form.

8.2 Contractor, for itself and other parties acting through or under it does hereby agree with Owner that no mechanics, lien or other claim or encumbrance in the nature of a lien shall be maintained against the Work or the Project or any part or parts thereof or the appurtenances thereto, by Contractor or by any subcontractor, for work done or for any tools, equipment, materials or supervision or other services furnished under this Agreement for which Owner has made payment to Contractor.

8.3 To the extent Contractor has received payment with respect to the Work or the Project, Contractor shall indemnify and hold harmless Owner and defend Owner from any and all liens filed in connection therewith (other than liens filed due to Owner's wrongful failure to make undisputed payments under this Agreement), including all expenses and attorneys' fees incurred in discharging any liens or similar encumbrances filed by Contractor or any of its subcontractors. If Contractor shall default in discharging any lien upon the Project, the Work or any portion thereof, or any equipment or materials encompassed therein, Contractor shall promptly notify Owner in writing and Contractor shall then satisfy or discharge any such lien(s) (provided that Contractor shall have the right to submit a bond reasonably satisfactory to Owner, in the amount required by law, if Contractor, despite its reasonable efforts, has been unable to obtain discharge thereof). If Contractor either does not promptly satisfy or commence reasonable efforts to discharge such lien(s) (or, where permitted, fails to provide Owner with a bond in lieu thereof), Owner shall have the right, at its option, after prior written notification to Contractor, to pay or discharge such lien(s) and Contractor shall, within ten (10) days of request by Owner, reimburse Owner for all reasonable out of pocket costs actually incurred by Owner to discharge such lien(s), including administrative costs, attorneys' fees and other expenses.

8.4 In order to give Owner and each of its successors and assigns full power and authority to protect itself and the Project against any and all claims filed by Contractor, or by any subcontractor or anyone acting under or through Contractor in violation of the foregoing covenant, Contractor, for itself, its successors and assigns, and all such persons, hereby covenants to execute or reexecute any agreement or instrument as Owner or its successors and assigns shall reasonably request at no cost or expense to Owner or its successors and assigns to evidence this waiver of liens and the agreements contained herein.


                                   ARTICLE 9

                     INDEMNITY, INSURANCE, PERFORMANCE BOND

9.1       INDEMNITY

9.1.1 The Contractor agrees to indemnify and hold the Owner harmless from all claims for bodily injury and property damage that may arise from the Contractor's operations under this Agreement.

9.1.2 The Owner shall cause any other contractor who may have a contract with the Owner to perform work in the areas where Work will be performed under this Agreement, to agree to indemnify the Owner and the Contractor and hold them harmless from all claims for bodily injury and property damage that may arise from that contractor's operations. Such provisions shall be in a form satisfactory to the Contractor.

9.2       INSURANCE

9.2.1 Owner and Contractor agree to obtain and maintain insurance as provided in Insurance Requirements, attached hereto and incorporated by reference as
Exhibit I.

9.3  PERFORMANCE BOND

9.3.1 If requested by Owner, Contractor shall furnish to Owner an unconditional performance bond issued by a surety acceptable to Owner, and Contractor shall furnish Owner legal opinions of Counsel to Contractor and certificates of authorized officers of Contractor addressing matters reasonably requested by Owner. The cost of the performance bond shall be reimbursed to Contractor by Owner.

                                   ARTICLE 10

                    TERMINATION OF THE AGREEMENT AND OWNER'S
                   RIGHT TO PERFORM CONTRACTOR'S OBLIGATIONS

10.1      TERMINATION BY THE CONTRACTOR

10.1.1 If the Project is stopped for a period of thirty (30) days under an order of any court or other public authority having jurisdiction, or as a result of an act of government, such as a declaration of a national emergency making materials unavailable, through no act or fault of the Contractor or if the Project should be stopped for a period of thirty (30) days by the Contractor for the Owner's failure to make payment thereon, then the Contractor may, upon seven days' written notice to the Owner, terminate this Agreement and recover from the Owner payment for all Work executed, the percentage fee due Contractor earned to date, and for any proven loss sustained upon any materials, equipment, tools, construction equipment and machinery.

10.1.1 If the Owner is adjudged a bankrupt, or if it makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of its insolvency, then the Contractor may, upon seven days' written notice to the Owner, terminate this Agreement and recover from the Owner payment for all Work executed, the percentage fee due Contractor earned to date, and for any proven loss sustained upon any materials, equipment, tools, construction equipment and machinery.

10.2 OWNER'S RIGHT TO PERFORM CONTRACTOR'S OBLIGATIONS AND TERMINATION BY THE OWNER FOR CAUSE

10.2.1 If the Contractor fails to perform any of its obligations under this Agreement, including any obligation it assumes to perform Work with its own forces, the Owner may, after seven days' written notice, during which period the Contractor fails to perform such obligation, make good such deficiencies. The Guaranteed Maximum shall be reduced by the cost to the Owner of making good such deficiencies.

10.2.2 If the Contractor is adjudged a bankrupt, or if it makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of its insolvency, or if it persistently or repeatedly refuses or fails, except in cases for which extension of time is provided, to supply enough properly skilled workmen or proper materials, or if it fails to make proper payment to subcontractors or for materials or labor, or persistently disregards laws, ordinances, rules, regulations or orders of any public authority having jurisdiction, or otherwise is guilty of a substantial violation of a provision of this Agreement, then the Owner may, without prejudice to any right or remedy and after giving the Contractor and its surety, if any, seven (7) days' written notice, during which period the Contractor fails to cure the violation, terminate the employment of the Contractor and take possession of the Site and of all materials, equipment, tools, construction equipment and machinery thereon owned by the Contractor and may finish the Work by whatever reasonable method Owner may deem expedient. In such case, the Contractor shall not be entitled to receive any further payment until the Work is finished nor shall Contractor be relieved from its obligations assumed under Article 6.

10.3      TERMINATION BY OWNER UPON CHANGE IN CONTROL OF CONTRACTOR

10.3.1 If, during the term of this Agreement, the ownership of Contractor significantly changes (more than twenty percent of voting control or rights to distribution upon liquidation, or any combination thereof), Owner has the right at its sole option to terminate this Agreement. If the Owner terminates the Agreement pursuant to this paragraph, Owner shall pay the Contractor the total of (a) Costs incurred by the Contractor in performing the Project, including initial costs and preparatory expenses; (b) Costs incurred in settling and paying termination claims under terminated subcontracts; (c) Accounting, legal, clerical and other expenses incurred as a result of the termination; (d) Storage, transportation, demobilization and other costs incurred for the preservation, protection or disposition of material and equipment on the Project; and (e) Any other necessary and reasonable costs incurred by the Contractor as a result of the Owner's termination of this Agreement. In calculating the amount due the Contractor under this clause, a deduction shall be made for all payments to the Contractor under this Agreement.

                                   ARTICLE 11

                          ASSIGNMENT AND GOVERNING LAW

11.1 Neither the Owner nor the Contractor shall assign its interest in this Agreement without the written consent of the other except as to the assignment of proceeds.

11.2      This Agreement shall be governed by the law of the State of Wyoming.

                PROPRIETARY INFORMATION; INVENTIONS AND LICENSES

12.1  CONFIDENTIAL TREATMENT OF PROPRIETARY INFORMATION

12.1.1 Any information concerning the parties hereto which is designated in writing as proprietary and disclosed to the other party incident to the performance of Work pursuant to this Agreement is disclosed in confidence, and the transferees shall not publish or otherwise disclose such information to third parties without the prior written approval of the transferor; provided,
                                                                    --------
however, that nothing herein shall limit either party's right to disclose any information provided by the other party hereunder which (i) was furnished by such party prior to this Agreement without restrictions; (ii) was in the public domain without fault or knowledge of the disclosing party prior to such disclosure; or (iii) is received by either party from a third party without restriction or breach of any duty of confidentiality and without breach of this Agreement. Contractor shall require any subcontractors, employees or consultants performing any portion of the work under this Agreement also to comply with this requirement. Notwithstanding the foregoing, either party may disclose any such information to the extent that such party is required by any government authority to make such disclosure. In addition, Owner may disclose such information to the extent that such disclosure is required by any lender, prospective lender, lender's consultant, purchaser of any output from the Project, supplier of natural gas to the Project, and any person providing any interconnection services to the project, provided that such persons agree to reasonable confidentiality restrictions.

12.2  INVENTIONS AND LICENSES

12.2.1 Contractor agrees to disclose promptly to Owner all Inventions. All right, title and interest in and to such Inventions shall belong to Owner or its designee. Contractor agrees to execute or have executed all documents, and to perform or have performed all lawful acts that Owner may deem desirable or necessary to perfect its or its designee's title thereto and to obtain and maintain patent coverage thereon at the expense of Owner. Only for purposes of the Project, Owner agrees to grant and hereby grants to Contractor an irrevocable, royalty free, unrestricted, non-exclusive license with respect to all Inventions.

12.2.2 For purposes of this Article 12.2, the term "Invention" means all inventions which are based on or derived from proprietary information received from Owner or first reduced to practice during the course of the Work by Contractor and its employees or by any other subcontractors from whom Contractor using reasonable efforts is able to obtain an agreement to assign such inventions to Owner (but excluding inventions of such Persons not related to or arising out of improvements to the K-Fuel Process).

12.2.3 Contractor further agrees to grant and hereby grants to owner (and shall procure for Owner from Subcontractors) an irrevocable, royalty-free, unrestricted, nonexclusive license, under all patents now or during the term of this Agreement owned or controlled by Contractor, which are necessary for the construction, operation, maintenance, repair or alteration (other than improvements affecting basic design) of the Facility or any unit or component thereof designed, specified or constructed by Contractor under this Agreement

                                   ARTICLE 13

                                  ARBITRATION

13.1 AGREEMENT TO ARBITRATE: All claims, disputes and matters in question arising out of, or relating to this Agreement or the breach thereof, except for claims which have been waived by the making or acceptance of final payment, and the claims described in Article 13.7, shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association then in effect unless the parties mutually agree otherwise. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law.

13.2 NOTICE OF DEMAND: Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. The demand for arbitration shall be made within a reasonable time after written notice of the claim, dispute or other matter in question has been given, and in no event shall it be made after the date of final acceptance of the Work by the Owner or when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations, whichever shall first occur. The location of the arbitration proceedings shall be Denver, Colorado, or such other location as the parties may mutually agree.

13.3 AWARD: The award rendered by the arbitrator(s) shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction.

13.4 WORK CONTINUATION AND PAYMENT: Unless otherwise agreed in writing, the Contractor shall carry on the Work and maintain the Project Schedule pending arbitration, and, if so, the Owner shall continue to make payments in accordance with this Agreement.

13.5 NO LIMITATION OF RIGHTS OR REMEDIES: Nothing in this Article shall limit any rights or remedies not expressly waived by the Contractor which the Contractor may have under lien laws or payment bonds.

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

13.6 SAME ARBITRATORS: To the maximum extent permitted by law, all claims which are related to or dependent upon each other, shall be heard by the same arbitrator or arbitrators even though the parties are not the same.

13.7 EXCEPTIONS: This agreement to arbitrate shall not apply to any claim of contribution or indemnity asserted by one party to this Agreement against the other party and arising out of any action brought in a state or federal court or in arbitration by a person who is under no obligation to arbitrate the subject matter of such action with either of the parties hereto. In any dispute arising over the application of this Article 13.7, the question of arbitrability shall be decided by the appropriate court and not by arbitration.

                                   ARTICLE 14

                                 MISCELLANEOUS


14.1  Further Assurances.  Each of Owner and Contractor will use its best
      ------------------
efforts to implement the provisions of this Agreement, and for such purpose each, at the request of the other, will, without further consideration, promptly execute and deliver or cause to be executed and delivered to the other such assistance, or assignments, consents or other instruments in addition to those required by this Agreement, in form and substance satisfactory to the other, as the other may reasonably deem necessary or desirable to implement any provision of this Agreement or to arrange financing of the Project.

14.2  Record Retention.  Contractor agrees to retain for a period of three (3)
      ----------------
years from the Final Completion Date all records relating to its performance of the Work, and to cause all subcontractors engaged in connection with the Work to retain for the same period all their records relating to the Work. During such period, Owner shall have access to such records at reasonable times after reasonable notice to Contractor. At the end of such period, Contractor will offer such records to Owner.

14.3  No Waiver.  No waiver of any of the terms and conditions of this Agreement
      ---------
shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. The failure of a party to insist, in any instance, on the strict performance of any of the terms and conditions hereof shall not be construed as a waiver of such party's right in the future to insist on such strict performance.

14.4  Severability.  The invalidity or unenforceability, in whole or in part, of
      ------------
any portion or provision of this Agreement will not affect the validity and enforceability of any other portion or provision hereof. Any invalid or unenforceable portion or provision shall be deemed severed from this Agreement and the balance of the Agreement shall be construed and enforced as if the Agreement did not contain such invalid or unenforceable portion or provision.

14.5  Binding on Successors, Etc.  This Agreement shall be binding on the
      --------------------------
parties hereto and on their respective successors, heirs and assigns.


14.6  Survival of Representations, Warranties and Guarantees.  All
      ------------------------------------------- ----------
representations, warranties, guarantees, covenants and agreements of the parties herein shall survive the execution and delivery of this Agreement, and shall terminate, if not earlier terminated pursuant to the express provisions of this Agreement, three (3) years from the Final Completion Date.

14.7  No Oral Modifications.  No oral or written modification of this Agreement
      ---------------------
by any officer, agent or employee of Contractor or Owner, either before or after execution of this Agreement, shall be of any force or effect unless such modification is in writing and is signed by the party to be bound thereby.

14.8  Headings for Convenience Only.  The Table of Contents and headings of the
      -----------------------------
various articles contained herein are not part of this Agreement and are included solely for convenience of the parties.

14.9  Nondiscrimination.  Contractor agrees that in the performance of its Work
      -----------------
under this Agreement it will not knowingly violate any applicable laws prohibiting discrimination in employment.

14.10  Counterpart Execution.  This Agreement may be executed by the parties
       ---------------------
hereto in any number of counterparts (and by each of the parties hereto on separate counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

14.11  Third Party Beneficiaries. Except as provided in Article 4.2, this
       --------------------------
Agreement and each and every provision thereof are for the exclusive benefit of the parties hereto and not for the benefit of any third party other than any person or entity who purchases, leases, or takes a security interest in the Project.

14.12  Order of Precedence/Intent of Contract.  This Agreement consists of
       --------------------------------------
Articles 1 through 14 hereof and all Exhibits hereto. Unless expressly stated otherwise herein, in case of conflict between portions of this Agreement, the order of precedence for conflict resolution in descending order shall be as follows:

   (1) Articles 1 through 14, as such sections may be amended in accordance with the terms hereof;

   (2)    Exhibits of this Agreement; and

   (3)    Drawings and Specifications.

14.13  INDEPENDENT CONTRACTOR

14.13.1  General.  Contractor is an independent contractor and nothing contained
         -------
herein shall be construed as constituting any relationship with Owner other than that of Owner and independent contractor, nor shall it be construed as creating any relationship whatsoever between Owner and Contractor's employees. Neither Contractor, nor any of its employees, are or shall be deemed to be employees of Owner.

14.13.2  Employees.  Contractor has sole authority and responsibility to employ,
         ---------
discharge and otherwise control its employees.

14.13.3  Responsibility for Subcontractors, Etc.  Pursuant to the provisions of
         --------------------------------------
this Agreement, Contractor accepts complete responsibility for the acts of its agents and subcontractors and all others it hires to perform or assist in the performance of the Work.

14.14  NOTICES AND COMMUNICATIONS

14.14.1  Requirements.  Any notice, request, proposal for changes, and
         ------------
correspondence (including drawings, lists, schedules, instruction books, statements or invoices) required or permitted under the terms and conditions of this Agreement shall be in writing and (i) sent by facsimile, followed by delivery as provided in any of the following manners; or (ii) delivered personally; or (iii) sent by registered mail, return receipt requested; or (iv) sent by a recognized overnight mail or courier service, with delivery receipt requested, to the following addresses:

     If to Contractor:


                         Yanke Energy, Inc.
                         4414 Gekeler Lane
                         Boise, Idaho 83705
                         Telephone:                  208-338-2200
                         Facsimile:                  208-338-2208
          Attention:     General Manager

If to Owner:             KFX Fuel Partners II, L.P.
                         c/o KFX Wyoming, Inc.
                         1999 Broadway
                         Suite 3200

                         Denver, Colorado 80202
                         Telephone:                  303-293-2992
                         Facsimile:                  303-293-8430
          Attention:     General Partner


14.14.2  Effective Time.  Notices shall be effective when each of the required
         --------------
copies is received by the intended recipient.

14.14.3  Technical Communications.  Any communications pertaining to routine
         ------------------------
day-to-day matters pertaining to issues on the Site shall be between Contractor's Representative and the Owner's Site Superintendent or other representatives appointed by the parties. Contractor's Representative shall be satisfactory to Owner, have knowledge of the Work and be available at all reasonable times for consultation.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.
                              Owner: KFX Fuel Partners II, L.P.

                              By: KFX WYOMING, INC., a general
                                    partner

                                    By:  /s/ R. G. Swenson
                                         -----------------
                                    Its: Secretary-Treasurer
                                         -------------------

                              Contractor:  Yanke Energy, Inc.

                                    By:  /s/ Sheldon Schultz
                                         -------------------
                                    Its: General Manager
                                         ---------------

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